NEWS RELEASE
	Contact:	Christopher L. Boone
Chief Financial Officer
(936) 631-2749
FOR IMMEDIATE RELEASE
DRG&L
Jack Lascar / 713-529-6600
Anne Pearson / 210-408-6321

LUFKIN INDUSTRIES SIGNS
NEW THREE-YEAR LABOR CONTRACT

LUFKIN, Texas, October 2, 2011 – Lufkin Industries, Inc. (Nasdaq: LUFK) today announced that it has reached a new labor agreement with the three unions representing the hourly work force at its Lufkin, Texas manufacturing facilities.  The new three-year agreement expires in October 2014.

John F. "Jay" Glick, President and Chief Executive Officer of Lufkin, stated, “We’re pleased with the outcome of these negotiations.  Our focus was on ensuring competitive wages and benefits while also protecting Lufkin’s ability to compete successfully in the global markets we serve.   The agreement was reached through a collaborative effort and is a major step in securing a brighter future for our employees, the community and the Company.”

Lufkin Industries, Inc. sells and services oilfield pumping units, foundry castings and power transmission products throughout the world. The Company has vertically integrated all vital technologies required to design, manufacture and market its products.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements and information that are based on management’s beliefs as well as assumptions made by and information currently available to management.  Should underlying assumptions prove incorrect, actual results may vary materially from those expected.  The Company does not intend to update these forward-looking statements and information.

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LUFK-IR